                                                                   EXHIBIT 10.10


                                TEKNI-PLEX, INC.
                             Somerville, New Jersey




                                  April 4, 1997



MST Management Company, Inc.
c/o MST Partners L.P.
841 Broadway, Suite 504
New York, NY  10003
Attention:  Barry A. Solomon


Gentlemen:

                  This letter when accepted by you, will confirm the understanding of TEKNI-PLEX, INC., a Delaware corporation (formerly known as TP Acquisition Company, Inc.) (the "Company"), on the terms and conditions set forth below to continue to retain you to perform management consulting services to the Company. This letter shall constitute the entire agreement between the parties with respect to the subject matter contained herein and shall supersede all other prior agreements between the parties with respect to the subject matter hereof, including (i) the letter agreement dated March 18, 1994 among the Company, you and MST/TP Holding Inc., (ii) the letter and acknowledgement of instructions dated as of March 18, 1994 executed by certain officers of the Company, and (iii) the letter agreement dated February 21, 1996 between the Company and MST Management Company, Inc. The terms and conditions of our agreement are as follows:

         1. You shall continue to provide the Company with such regular and customary management consulting services as you determine, in your sole discretion, to be appropriate for a period of ten (10) years from March 18, 1994 (the "Term"; to be extended for an additional ten (10) years unless you provide notice to the Company of your intention not to renew this Agreement at least one
(1) year prior to the expiration of this Agreement); such consulting services to include but not be limited to advising the Company in the areas of financial management, marketing and general management (the "Services").

         2. In full consideration for the Services to be rendered by you to the Company hereunder, the Company shall pay to you a management consulting service fee for each period as indicated below (each a "Contract Year") during the remainder of the Term (the "Management Fee"), as follows:

                                   MST MANAGEMENT COMPANY,
CONTRACT YEAR                      INC. MANAGEMENT FEE
-------------                      -------------------
3/18/97 - 3/17/98                           $284,237
3/18/98 - 3/17/99                           $284,237
3/18/99 - 3/17/00                           $284,237
3/18/00 - 3/17/01                           $284,237
3/18/01 - 3/17/02                           $284,237
3/18/02 - 3/17/03                           $284,237
3/18/03 - 3/17/04                           $284,237

Should this Agreement be renewed in accordance with paragraph 2 hereof, the Management Fee for each Contract Year shall be $284,237 per Contract Year; provided, that, each such Contract Year shall be calculated from March 18th of the year to March 17th of the following year.

         3. The Management Fee payable hereunder shall be payable on a monthly basis, in advance for the Services to be rendered during said month; provided, however, that, unless and until you otherwise direct by notice to the Company, on behalf of you $416.67 of each monthly payment (a total of $5,000.00 per Contract Year) shall be paid directly to Forrest Binkley & Brown, 800 Newport Center Drive, Newport Beach, CA 92660, Attention: Jeffrey J. Brown.

         4. In addition to any Management Fee payable hereunder, upon submission to the Company of appropriate supporting documentation, the Company shall promptly reimburse you for all reasonable out-of-pocket expenses incurred in connection with the Services performed by you hereunder.

         7. This Agreement shall inure to the benefit of and be binding upon you and the Company, and the respective successors and assigns of each. In particular, provided one or more of your shareholders remains available to provide the Services you have agreed to provide hereunder, you may assign this Agreement to your shareholders.

                  Please confirm that the foregoing constitutes our entire understanding with respect to the matters set forth herein signing this letter in the space provided below and returning this originally signed letter to the Company.

                               Very truly yours,

                               TEKNI-PLEX, INC.

                               By:  /s/ F. Patrick Smith
                                    ----------------------------
                                    Name:  F. Patrick Smith
                                    Title: C.E.O.




AGREED TO AND ACCEPTED:

MST MANAGEMENT COMPANY, INC.


By:  /s/ Barry A. Solomon
     --------------------------
     Name:  Barry A. Solomon
     Title: V.P.